Exhibit 10.1

CONVERTIBLE LOAN AGREEMENT

THIS CONVERTIBLE LOAN AGREEMENT (this “Agreement”) is made as of the 19th day of May, 2022 (“Effective Date”), by and among the lender(s) listed on Exhibit A hereto (the “Lenders”) and Orgenesis Inc. (“Borrower” and together with the Lenders, each a “Party” and together the “Parties”).

WHEREAS, the Lenders desire to lend to the Borrower, and the Borrower desires to receive from the Lenders, an aggregate amount of US$3,000,000 (the “Loan Amount”) pursuant to the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Loan; Closing.

(a)	Terms of Loan. The Lenders shall lend to the Borrower, and the Borrower shall borrow from the Lenders, the Loan Amount listed next to their name on Exhibit A hereto. The Loan Amount shall bear a simple interest rate of six percent (6%) per annuum (based upon a 365-day year). The Loan Amount, and all accrued but unpaid interest thereon (collectively, the “Outstanding Amount”), at the discretion of the Lender shall either (i) be repaid in cash or (ii) convert into shares of common stock of Borrower (the “Common Stock”) as provided in Section 2 below on the fifteenth month anniversary of the Effective Date (the “Maturity Date”). The Maturity Date may be extended by the Lenders upon the vote of the holders of the majority of the Outstanding Amount (as defined below) (“Loan Majority”) and any such extension(s) shall be in writing. The Outstanding Amount may be prepaid by the Borrower, at its option, in whole or in part at any time or (ii) at the Lender’s option, following any financing by Borrower pursuant to which gross proceeds to the Borrower exceed $13,124,000 (which, for the avoidance of doubt, includes the financing the Lender reported April 4, 2022).

(b)	At the Closing, the Borrower shall issue the Lenders a warrant registered in the name of such Lender, or in such nominee name(s) as designated by such Lender, representing the right to purchase 25% of the shares of Common Stock into which the Loan Amount is initially convertible at the Conversion Price (as defined below), at an exercise price per share of $4.50 per share. Such warrant will be exercisable at any time beginning six (6) months and one day after the Initial Closing Date and ending thirty-six (36) months after the Initial Closing Date.

(c)	The Closing. The closing of this transaction shall take place on or after the Effective Date, or such other date, time and place as the Lenders, the approval of the holders of the Loan Majority and the Borrower shall agree upon in writing (the “Closing”). At the Closing, the Lenders and the Borrower shall each deliver a fully executed version of this Agreement to the other Party and each Lender shall transfer the Loan Amount by wire to the bank account of the Borrower in accordance with wiring instructions provided by the Borrower to the Lenders prior to the Closing and detailed below in Section 8(g).

2. Conversion of Loan.

(a)	The Outstanding Amount shall be convertible into shares of Common Stock as follows:

a.	Optional Conversion. The Outstanding Amount shall be convertible, in whole or in part, into shares of Common Stock at the option of the Lender, at any time and from time to time, at a price per share equal to $4.50 per share (the “Conversion Price”), subject to adjustment as provided herein. The Lender shall effect conversions by delivering to the Borrower a Notice of Conversion, the form of which is attached hereto as Exhibit B (a “Notice of Conversion”), specifying therein the Loan Amount and accrued interest, if any, to be converted, and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. Conversions hereunder shall have the effect of lowering the Outstanding Amount in an amount equal to the applicable conversion. The Lender and the Borrower shall maintain records showing the Outstanding Amount converted and the date of such conversion(s). The Borrower may deliver an objection to any Notice of Conversion within five (5) Business Days of delivery of such Notice of Conversion.

b.	Conversion upon a Change in Control Transaction. In the event that prior to the time of repayment or conversion of the Outstanding Amount, the Borrower shall consummate a Change in Control Transaction (as defined below), then the Outstanding Amount shall automatically convert into shares of Common Stock at the Conversion Price, subject to adjustment as provided herein. “Change in Control Transaction” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Borrower with or into any other corporation or other entity or person (whether or not the Borrower is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Borrower prior to such event cease to own 50% or more of the voting power, or corresponding voting equity interests, of the surviving entity after such event, or (ii) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Borrower, determined on a consolidated basis.

c.	Conversion at Maturity. To the extent that the Outstanding Amount is not earlier repaid in cash or converted pursuant to the provisions of this Section 2, on the Maturity Date, the Outstanding Amount shall be automatically converted into shares of Common Stock at the Conversion Price, subject to adjustment as provided herein, provided that the Lender did not request to be repaid in cash pursuant to Section 1(a) above.

d.	Mandatory Conversion. In the event the closing price of Borrower’s Common Stock on the Nasdaq Capital Market (or other national stock exchange or market on which the Common Stock is then listed or quoted) equals or exceeds $15.00 per share (which amount may be adjusted for certain capital events, such as stock splits, as described herein) for ten (10) consecutive trading days (a “Conversion Event”), then the Lender must convert the Outstanding Amount into shares of Common Stock of Borrower at the Conversion Price, subject to adjustment as provided herein. Borrower shall notify the Lender of a Conversion Event and the Lender shall convert the Outstanding Amount within five (5) days from receipt of notice of a Conversion Event from Borrower.

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e.	Mandatory Exercise of the Warrants. All warrants issued to a Lender hereunder in connection with this Agreement are subject to a mandatory exercise whereby the Borrower shall have the right to require the warrant holder to exercise all or any portion of the warrant that is still unexercised for a cash exercise when the Common Stock on the Nasdaq Capital Market equals or exceeds $15.00 per share (which amount may be adjusted for certain capital events, such as stock splits, as described herein) for ten consecutive trading days. Borrower may exercise its right to require this exercise by giving the Lender written notice of the exercise through delivery of a mandatory exercise notice.

(b)	In the event the Outstanding Amount is converted into Common Stock, the Lenders shall surrender this Agreement to the Borrower and this Agreement shall be thereupon cancelled. As soon as practicable, and at its expense, the Borrower shall issue and deliver to the Lenders a certificate or certificates representing the number of shares of Common Stock to which the Lenders is entitled upon such conversion.

(c)	No fractional shares shall be issued upon the conversion of the Outstanding Amount and any and all accrued but unpaid interest thereon. In the Lender’s sole discretion, the Borrower shall either pay to the Lenders in cash the unconverted amount that would otherwise be converted into such factional share or interest or round the shares being issued upon conversion up to the nearest whole number.

(d)	The Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Outstanding Amount under this Agreement, free from preemptive rights or any other actual contingent purchase rights of persons other than the Lender, not less than such number of shares of Common Stock issuable upon conversion of the Outstanding Amount hereunder. The Borrower covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and free and clear of any lien or encumbrance.

(e)	The issuance of shares of Common Stock on conversion of the Outstanding Amount shall be made without charge to the Lenders for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such shares upon conversion.

(f)	If Borrower, at any time while there is an Outstanding Amount, subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If Borrower, at any time while there is an Outstanding Amount, combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 2(f) shall become effective at the close of business on the date the subdivision or combination becomes effective.

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(g)	The Lender understands that the shares of Common Stock issuable upon conversion of the Outstanding Amount will be “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “1933 Act”) and may not be sold, pledged, assigned or transferred and must be held indefinitely in the absence of (i) an effective registration statement under the 1933 Act and applicable state securities laws with respect thereto or (ii) an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act as evidenced by an opinion of counsel satisfactory to the Borrower that such registration is not required. The certificates for the Common Stock issuable upon conversion of the Outstanding Amount shall bear the following or similar legend (in addition to such other restrictive legends as are required or deemed advisable under any applicable law or any other agreement to which the Borrower is a party):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE SOLD, DISTRIBUTED, OFFERED, PLEDGED, ENCUMBERED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION, AN AVAILABLE EXEMPTION THEREFROM, OR A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR UNDER THE SECURITIES LAWS OF ANY STATES. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

The Lender consents to the Borrower making a notation on its records or giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer set forth and described herein.

(h)	Notwithstanding anything herein to the contrary, any portion of the Outstanding Amount may not be converted and the Borrower shall not issue to the Lender any shares of Common Stock upon attempted conversion of any portion of the Outstanding Amount, to the extent, after giving effect to such issuance, (A) the aggregate number of shares of Common Stock issued upon conversion of the Outstanding Amount (and any other Notes issued under this Agreement) together with any shares of Common Stock issued or issuable pursuant to any other securities issued by the Borrower that are deemed aggregated with the shares of Common Stock issuable under this Agreement pursuant to applicable stock exchange listing rules, would be in excess of 4,961,669 shares of Common Stock, or (B) the Lender (together with the Lender’s affiliates and associates), would (i) beneficially own in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance (the “Maximum Aggregate Ownership Amount”) or (ii) control in excess of 19.99% of the total voting power of the Borrower’s securities outstanding immediately after giving effect to such issuance that are entitled to vote on a matter being voted on by holders of the Common Stock (the “Maximum Aggregate Voting Amount”), unless and until, in each of the above cases, the Borrower obtains stockholder approval permitting such issuance in accordance with applicable rules of the Nasdaq Capital Market (or any other applicable national securities exchange) (“Stockholder Approval”). For purposes of this paragraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. If on any attempted conversion of the Outstanding Amount, the resulting issuance of shares of Common Stock would result in the Lender exceeding the Maximum Aggregate Ownership Amount or the Maximum Aggregate Voting Amount and the Borrower shall not have previously obtained Stockholder Approval at the time of conversion, then the Borrower shall only issue to the Lender such number of shares of Common Stock as may be issued below the Maximum Aggregate Ownership Amount or Maximum Aggregate Voting Amount, as the case may be.

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3.	Use of Proceeds. The Borrower shall use the Loan Amount to complete the development activities and additional activities as may be required from time to time (the “Purpose”).

4.	Events of Default.

(a)	The following shall constitute events of default (each an “Event of Default”):

i.	default shall be made in the payment of any installment of principal or interest on the Loan Amount or any other sum secured hereby when due and the Borrower fails to cure such default within ten (10) days after written notice of default is sent to the Borrower;

ii.	there is a material default by the Borrower in the observance or performance of any non-monetary covenant or agreement contained herein and the Borrower fails to cure such default within thirty (30) days after written notice of default is sent to the Borrower (or within such other longer time period as may be therein specifically provided);

iii.	failure of the Borrower to comply in any way with the obligations, terms, covenants or conditions contained in this Agreement, or breach by the Borrower of any obligations, covenant, representation or warranty contained in this Agreement that is not cured within thirty (30) days from the date the Lenders delivers notice of such failure or breach to the Borrower;

iv.	filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy laws by or against the Borrower, which filing or proceeding, is not dismissed within sixty (60) days after the filing or commencement thereof, or if the Borrower shall cease or suspend the conduct of its usual business or if the Borrower shall become, or in light of its usual business conditions is likely to become, insolvent and is unable to pay its debts or liabilities as they fall due;

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v.	a petition to a court of competent jurisdiction shall be filed for the entry of an order, judgment or decree approving a petition filed against the Borrower seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such petition shall remain unvacated or not removed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof or rejected by such court; or any trustee, receiver or liquidator of the Borrower or of all or any part of the assets, or of any or all of the royalties, revenues, rents, issues or profits thereof, shall be appointed without the consent or acquiescence of the Borrower and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive);

vi.	a writ of execution or attachment or any similar process shall be issued or levied against all of the Borrower’s assets, or any judgment involving monetary damages shall be entered against the Borrower which shall become a lien on all of the Borrower’s assets and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within sixty (60) days after its entry or levy;

vii.	the Borrower ceases or threatens to cease to carry on its business; or

viii.	the Borrower admits its inability to pay its debts upon their falling due.

(b)	If, at any time, an Event of Default shall occur, all obligations under this Agreement shall become immediately due and payable without presentment, demand or protest, all of which are hereby waived by the Borrower.

5.	Representations and Warranties. The Borrower represents and warrants to the Lenders (and to the extent identified below, each Lender represents and warrants to the Borrower) as follows:

(a)	The Borrower is duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Borrower has full power and authority to consummate the transactions contemplated hereunder, and the consummation of such transactions and the performance of this Agreement by the Borrower does not violate the provisions of any applicable law, and will not result in any material breach of, or constitute a material default under any agreement or instrument to which the Borrower is a party or under which the Borrower is bound.

(b)	The execution and performance of this Agreement by the Borrower have been duly authorized by all necessary actions. This Agreement has been duly executed and delivered by the Borrower and each Lender and this Agreement is the legal, valid, and binding obligation of the Borrower and each of the Lenders, and is fully enforceable against the Borrower and such Lenders according to its terms.

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(c)	All of the shares of Common Stock to be issued upon the conversion of the Outstanding Amount (as defined below) shall be, when issued, duly authorized, validly issued, fully paid, non-assessable free and clear of all liens, pledges, security interests, charges and encumbrances.

(d)	The securities and shares of Common Stock issuable hereby are being acquired for each Lender’s own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act.

(e)	Each Lender has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in connection with the transactions contemplated in this Agreement. Such Lender has, in connection with its decision to purchase the securities hereunder, relied only upon the representations and warranties contained herein. Further, each Lender has had such opportunity to obtain additional information and to ask questions of, and receive answers from, the Borrower, concerning the terms and conditions of the investment and the business and affairs of the Borrower, as such Lender considers necessary in order to form an investment decision.

(f)	Each Lender is an “accredited investor” as such term is defined in Rule 501(a) of the rules and regulations promulgated under the 1933 Act. Each Lender is not purchasing the securities hereunder as a result of any advertisement, article, notice or other communication regarding the securities published in any newspaper, magazine or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement.

6.	Waiver; Non-Negotiable. The Borrower, for itself and each of its legal representatives, hereby waives presentment for payment, demand, right of setoff, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Agreement, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the obligations under this Agreement. This Agreement is non-negotiable.

7.	Further Assurances. The Parties shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement.

8.	Miscellaneous

(a)	Entire Agreement; Amendments. This Agreement constitutes the entire understanding of the Parties hereto with respect to the subject matter hereof and supersedes all prior written and oral understandings of such parties with regard thereto. This Agreement may be modified, amended, or any term hereof waived with the written consent of the Borrower and the Lenders holding the majority of the Loan Amount. Any amendment effected in accordance with this Section 8(a) shall be binding upon all Parties and their respective successors and assignees.

(b)	Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of New York without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved in the competent courts of the State of New York, and each of the Parties hereby submits irrevocably to the jurisdiction of such court.

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(c)	Notices. All notices and other communications required or permitted hereunder to be given to a Party to this Agreement shall be in writing and shall be telecopied/emailed or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger. Any notice sent in accordance with this Agreement shall be effective (i) if mailed, seven (7) business days after mailing to the address set forth each Party’s signature below, (ii) if sent by messenger, upon delivery, and (iii) if sent via telecopier/email, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt. Additionally, a copy of each notice sent or delivered to the Borrower (which does not constitute a notice) shall be sent or delivered to Mark Cohen, Esq., c/o Pearl Cohen Zedek Latzer Baratz LLP, Times Square Tower, 7 Times Square, New York, NY 10036.

(d)	Assignment; Waiver. This Agreement may not be assigned by the Borrower without the prior written consent of the Lender. The Lenders may not assign this Agreement without the prior written consent of the Borrower. This Agreement shall be binding upon the successors, assigns and representatives of each Party. No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any of the Parties, shall be cumulative and not alternative.

(e)	Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

(f)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(g)	Borrower bank account instruction:

JP Morgan Chase Bank

Account Name: Orgenesis Inc.

Account #: 000000949139307

Wire Routing Numbers:

Domestic - 021000021

International (also referred to as Swift Code) - CHASUS33

ACH Routing Numbers: 022300173

Company Contact: Neil Reithinger, Chief Financial Officer - (480) 659-6404

Bank Contact: Michelle Erny – (602) 697-4497

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have executed this Convertible Loan Agreement as of the date first above written.

THE BORROWER

ORGENESIS INC.

By:	/s/ Vered Caplan
Name:	Vered Caplan
Title:	Chief Executive Officer
Address:	20271 Goldenrod lane
Germantown, Maryland, 20776 USA

LENDER

/s/ Ricky Neumann
Ricky Neumann

EXHIBIT A

Closing

Name of Lender	Loan Amount	Number of Warrants	Date
Ricky Neumann	$3,000,000	166,667	May 19th, 2022
Total	$3,000,000	166,667

EXHIBIT B

NOTICE OF CONVERSION

The undersigned hereby irrevocably elects to convert $_______________ of the Outstanding Amount into shares of Common Stock of Orgenesis Inc., according to the terms and conditions stated therein, as of the Conversion Date written below.

Conversion calculations:

Date to Effect Conversion: ____________________________

Principal Loan Amount to be Converted: $__________________

Accrued Interest to be Converted, if any: $______________

Conversion Price: $_________________

Number of Conversion Shares: ____________

Signature: _________________________________________

Name: ____________________________________________

Address for Delivery of Conversion Shares: ____________________
_____________________________________________________
_____________________________________________________

Or, if eligible:

DWAC Instructions: _________________________________

Broker No:_____________
Account No: _______________